UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   August 6, 2013

OphthaliX Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Bareket Street, Petach Tikva, Israel	4951778
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +(972) 3-9241114

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 6, 2013, the Certificate of Amendment (the “Certificate of Amendment”) to the Certificate of Incorporation of OphthaliX Inc., a Delaware corporation (the “Company”), previously filed with the Secretary of State of the State of Delaware on July 18, 2013, became effective.  Pursuant to the Certificate of Amendment, the one-for-four and one half (1:4.5) reverse split (the “Reverse Split”) of the outstanding shares of common stock, par value $0.001 (the “Common Stock”) of the Company will become effective as of the close of business on August 6, 2013.  As a result of, and immediately following, the Reverse Split, the Company will have approximately 10,441,226 shares of Common Stock issued and outstanding.  A copy of the Certificate of Amendment is included as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on July 18, 2013.  For a period of 20 business days beginning on August 7, 2013, the Company’s trading symbol will be “OPLID”.  After such 20-day period, the Company’s trading symbol will revert back to “OPLI”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OphthaliX Inc.

Date: August 6, 2013

By: /s/ Barak Singer

Barak Singer, Chief Executive Officer

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